Exhibit 99.1

CRIMSON WINE GROUP ACQUIRES RAEBURN WINE BRAND FROM PURPLE BRANDS

Napa and Graton, Calif. - February 9, 2026 - Crimson Wine Group, Ltd. (OTCQB: CWGL), a leading owner and operator of premium wineries across the west coast, and Purple Brands, a prominent California-based wine and spirits company, today announced that Crimson Wine Group has acquired the critically acclaimed Raeburn wine brand from Purple Brands.

Founded in 2013, Raeburn is a premium wine brand producing approximately 250,000 cases annually from facilities in the Russian River Valley of Sonoma County, California. Raeburn’s wines are distributed in major grocery stores, independent retailers and restaurants throughout the United States.

The transaction, which also includes certain inventory assets, is effective immediately and provides Crimson Wine Group with greater scale, adding to Crimson’s more than 400,000 average cases produced annually, along with a proven brand in the ultra-premium Chardonnay and Pinot Noir categories.

“The acquisition of Raeburn reinforces our position as a leading fine wine company” said Jennifer Locke, Crimson’s Chief Executive Officer. “The Raeburn portfolio, rooted in Sonoma County, will significantly increase our market presence and relevance with our retail and on-premise customers through a portfolio of varietals selling in the $15 to $25 retail price points. Raeburn is led by one of the Top 10 largest Chardonnay brands sold domestically, providing Crimson with a proven player in the growing luxury Chardonnay and White Wine categories.”

Subject to market conditions and availability of capital on terms acceptable to Crimson, Crimson may execute a rights offering later this year that would allow shareholders an opportunity to further invest in the future of the company.

Purple Brands’ founder, owner and Chairman Derek Benham added, "This transaction is a win-win for both buyer and seller. It allows us to better focus on and further develop our spirits business, which includes our iconic Redwood Empire Whiskey brand, and gives Crimson a well-known, high-quality wine brand, adding to its rich and respected portfolio. Raeburn has been a tremendous success story and passing it to a dedicated wine group like Crimson ensures the brand's continued ascent.”

About Crimson Wine Group

Crimson Wine Group is the guardian of 1,000 acres of pristine vineyards for iconic wineries in the finest winegrowing regions of California, Oregon and Washington. Established in 1991, the

Company’s portfolio of highly acclaimed brands includes Pine Ridge Vineyards (Napa, Calif.); Seghesio Family Vineyards (Healdsburg, Calif.); Chamisal Vineyards (San Luis Obispo, Calif.); Archery Summit (Willamette Valley, Ore.) Seven Hills Winery (Walla Walla, Wash.), and Double Canyon (Horse Heaven Hills, Wash.).All wines are sold direct-to-consumer and via wholesale distribution in the United States, plus 30 export countries. Crimson Wine Group is a member of the International Wineries for Climate Action (IWCA) initiative, along with 30+ other global wineries, committed to achieving carbon neutrality by 2050.

About Purple Brands

Founded by Derek Benham in 2001, Purple is a brand-led business with a distinguished portfolio of wine and spirit brands anchored by the critically acclaimed Redwood Empire Whiskey, the largest whiskey producer and brand based in California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “goal,” “project,” and other words of similar meaning. These forward-looking statements include, among others, statements regarding expansion of market presence and expected timing for executing a rights offering. Forward-looking statements are subject to risks and uncertainties that could cause actual events and results to differ materially from those projected, anticipated or implied. Applicable risks and uncertainties include, among others, Crimson’s ability to achieve the expected benefits from the acquisition of the Raeburn wine brand and certain inventory assets, market conditions and ability to access capital markets on terms acceptable to Crimson, or at all. Crimson is subject to additional risks and uncertainties as described in Crimson’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. Unless required by applicable law, Crimson undertakes no obligation to update or revise any forward-looking statement.

This press release is not intended to and does not constitute an offer to buy or sell, the solicitation of an offer to buy or sell, or an invitation to buy or sell any securities of Crimson, nor shall there be any sale, issuance, or transfer of securities of Crimson in any jurisdiction in contravention of applicable law.

For More Information:

Crimson Wine Group
Media: Colangelo & Partners, Michelle Erland, 631-258-0844; merland@colangelopr.com
Investors: PondelWilkinson Inc., Roger Pondel, 310-279-5965; rpondel@pondel.com

Purple Brands
Media: Kathleen Murphy, 415-319-2244; kmurphy@purplebrands.com